Exhibit 99.1

ENERGY TRANSFER PARTNERS ANNOUNCES

PRICING OF COMMON UNIT OFFERING

DALLAS, TEXAS — June 28, 2012 — Energy Transfer Partners, L.P. (NYSE: ETP) today announced it has priced a public offering of 13,500,000 common units representing limited partner interests at $44.57 per common unit. Net proceeds from the offering will be used by ETP to repay amounts outstanding under its amended and restated revolving credit facility, to fund capital expenditures related to pipeline construction projects and for general partnership purposes. The offering is scheduled to close on July 3, 2012. ETP also granted the underwriters a 30-day option to purchase up to an aggregate of 2,025,000 additional common units.

BofA Merrill Lynch, Barclays, Morgan Stanley, UBS Investment Bank, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan, and Wells Fargo Securities are acting as joint book-running managers. Raymond James and RBC Capital Markets are acting as senior co-managers and Stifel Nicolaus Weisel and Simmons & Company International are acting as junior co-managers. A copy of the prospectus supplement and prospectus relating to the offering may be obtained from the following addresses:

BofA Merrill Lynch Attn: Prospectus Department 222 Broadway, 7th Floor New York, NY 10038 Email: dg.prospectus_requests@baml.com	Citigroup Global Markets Inc. Attn: Prospectus Department Brooklyn Army Terminal 140 58th Street, 8th Floor Brooklyn, NY 11220 Email: BATProspectusdept@citi.com Telephone: 877-858-5407

Barclays c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Email: Barclaysprospectus@broadridge.com Telephone: 888-603-5847	Goldman, Sachs & Co. Attn: Prospectus Department 200 West Street New York, NY 10282 Email: prospectus-ny@ny.email.gs.com Telephone: 866-471-2526

Morgan Stanley Attn: Prospectus Dept. 180 Varick Street, 2nd Floor New York, NY 10014 Email: prospectus@morganstanley.com Telephone: 866-718-1649	J.P. Morgan c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Telephone: 866-802-9204

UBS Investment Bank Attn: Prospectus Dept. 299 Park Avenue New York, NY 10171 Telephone: 888-827-7275	Wells Fargo Securities Attn: Equity Syndicate Dept. 375 Park Avenue New York, NY 10152 Email: cmclientsupport@wellsfargo.com Telephone: 800-326-5897

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering will be made pursuant to an effective shelf registration statement and prospectus filed by ETP with the SEC.

Energy Transfer Partners, L.P. (NYSE: ETP) is a publicly traded partnership owning and operating a diversified portfolio of energy assets. ETP has pipeline operations in Alabama, Arizona, Arkansas, Colorado, Florida, Louisiana, Mississippi, New Mexico, Utah and West Virginia and owns the largest intrastate pipeline system in Texas. ETP currently has natural gas operations that include approximately 24,000 miles of gathering and transportation pipelines, treating and processing assets, and three storage facilities located in Texas. ETP also holds a 70 percent interest in Lone Star NGL, a joint venture that owns and operates NGL storage, fractionation and transportation assets in Texas, Louisiana and Mississippi. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE).

Statements about the offering may be forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETP, and a variety of risks that could cause results to differ materially from those expected by management of ETP. ETP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contacts

Investor Relations:

Brent Ratliff

Energy Transfer

214-981-0700 (office)

Media Relations:

Vicki Granado

Granado Communications Group

214-599-8785 (office)

214-498-9272 (cell)